LE - B - 2007 - 85

Loan Contract

Contract No.: SSY (Huanggang) Loan (2007) No. (C110340700242)
Not Within the Line of Credit

Party A (“Borrower”): Long-e Technologies (Shenzhen) Co., Ltd.
Address: 6F, Building C, Huahan Innovation Park, Keyuan Road, Shenzhen Hightech Industrial Park

Party B (“Lender”): Shenzhen Commercial Bank- Huanggang Branch
Address: F1, Jiahui New Building, Shennan Middle Road

This Contract is made and entered into by and between Party A and Party B through friendly negotiations in accordance with the Contract Law and other relevant laws and regulations in respect of Party A’s application to Party B for borrowing loans from Party B.

Article 1 The Loan

1.1	The Loan Amount: RMB (in words) eight million RMB.

1.2	The Loan Purpose: working capital.

1.3	The Loan Repayment Term: 12 months.

The actual amount of the loan and term thereof shall be that as specified in the Promissory Note, subjecting to the provisions covenanted herein.

1.4	Interest and Calculation and Payment Thereof

(1)
The rate of interest on the Loan hereunder shall be 6.57% per annum. Interest shall be calculated on the basis of the actual days of using the Loan. Daily interest rate = annual interest rate/360. Each 20th day shall be the Interest Payment Date. The maturity date shall be the Final Interest Payment Date, on which interest shall be repaid with principal.

(2)
If after this Contract is executed, the national loan interest rate is adjusted or the method of calculation of the interest is changed before the Loan is made to Borrower’s account, Party B shall have right to adjust the interest rate hereunder according to relevant national rules without otherwise notifying Party A thereof.

(3)
Party B shall have right to adjust on quarterly basis the rate of interests on medium and long-term loans of above one (1) year in accordance with the adjustment of the national benchmark interest rate and particular loan risks.

(4)
During the term of the Loan, in the event of any changes made by the national authorities in the interest rate, manner of adjustment thereof and/or method of calculation of interest, relevant rules stipulating such changes shall be implemented.

1.5
Fees accrued from the Loan, including but not limiting to stamp duty, costs of communication and correspondences, post charges and information service charges, shall be borne by Party A. Any such fees charged by Party B for the Loan shall not be refunded to Party A no matter whether Party A uses the Loan or not.

Article 2 Making the Loan

2.1
Before making the Loan to the account of Borrower, Party B shall have right to review and audit the following matters and determine whether to make the Loan or not based on the result of its review and audit, which, nevertheless, shall not constitute Party B’s obligation.

(1)
Whether all governmental approvals, licenses, registrations, deliveries and other procedures required by law in connection with the Loan hereunder have been obtained or fulfilled by Party A in accordance with relevant laws and regulations;

(2)	Whether relevant guarantee contract has entered into effect;

(3)	Whether Party A has paid up any and all the fees in relating to this Contract;

(4)	Whether Party A has fulfilled the conditions of making the loan as required by Party B;

(5)	Whether Party A and its Guarantor experience unfavorable changes in their operating and financial conditions; and

(6)	Whether Party A otherwise breaches this Contract.

2.2	In the case that Guarantor requires to stop making the Loan, Party B shall suspend its issuance of loans to Party A.

The notice of suspension of the Loan issued by Party B shall be deemed as served to Party A if it is delivered by registered mail to Party A’s such address as provided in this Contract. In the event that Party A fails to provide satisfactory guarantee within the period specified by Party B in its notice, Party B shall have right to cancel this Contract or declare earlier expiry thereof.

2.3	After making the Loan, Party B shall have right to supervise the use of it.

Article 3 Repayment

3.1	Party A shall make repayments hereunder in the following method:

Installment repayment: interest shall be paid monthly; each sum of 500,000 RMB principal of the Loan shall be repaid monthly as of the next month after the Loan is made to Party A’s account; and the rest payments shall be paid up in one lump sum when the Loan is due.

3.2	Party A shall repay the principal of the Loan hereunder and pay interest thereon in full amount in a timely manner. Any sum of loan outstanding when it is due shall be taken as overdue loan if the term thereof is not agreed by Party B to be extended. In the case of any sum of overdue loan, Party B shall have right to require Party A to repay the Loan in full amount in advance and claim for penalty for late payment against Party A on the total amount of the Loan.

3.3	Party A hereby irrevocably authorizes Party B to withhold the due principal of each sum of the Loan and interest thereon and relevant fees in relating thereto from any account of Party A. If the money withheld is insufficient to satisfy all the due debts of Party A, it shall be used in priority to pay fees, then interest and finally principal.

3.4	Party A may make earlier repayment of the Loan after agreed by Party B. Party A shall give a seven (7) days prior notice to Party B of earlier repayment, which is irrevocable once it is confirmed by Party B.

Article 4 Borrower’s Representations and Warranties

4.1	Party A shall open account(s) in Party B and give priority to Party B in depositing money and clearing payments.

4.2
Party A accepts and warrants to cooperate with Party B in supervising and checking Party A’s operating conditions and use of the Loan, timely provide to Party B with financial statements and other relevant materials required by Party B, and guarantee the truthfulness, completeness and accuracy of the documents and materials provided.

4.3	The credit to Party B shall be satisfied in priority to the credit to Party A’s shareholders.

4.4
Upon the occurrence of any of the following circumstances, Party A shall give a 30-day prior written notice to Party B and take no action before paying all the debts hereunder or providing to Party B with satisfactory repayment plan and guarantee:

(1)
Party A’s operating structure, organizational form and major business experience material changes, including but not limiting to contract businesses, leased operation, joint operation, stock transformation, merger and acquisition, combination, joint venture (joint cooperative venture), split, establishment of subsidiaries, sale of business, transfer of properties, reduction of capital, and shut down for subjectively reason;

(2)	Party A sells, gifts, rents, lends, transfers, mortgages (pledges), or otherwise disposes its important assets (mainly refer to fixed assets) of a value exceeding 10% of its net assets;

(3)	The dividends distributed by Party A exceed 30% of its profits net of tax;

(4)	The outward investments made by Party A exceed 20% of its net assets;

(5)	Party A modifies the terms and conditions of its debts agreed with other creditor, and repays other long-term debts in advance;

(6)	Party A repays its debts owed to its shareholders; or

(7)	Party A applies to other creditor for credit or provides guarantee to a third party, which involves an amount of debt exceeding 10% of its net assets.

4.5
Within seven (7) days as of the date the following event(s) occurs or might occur, Party A shall give a written notice thereof to Party B and work out a specific solution to repayment of all the debts hereunder:

(1)	Party A or its Guarantor experiences deteriorating operating conditions (as caused, for example, by improper operation or management, or by heavy losses);

(2)	Party A or its Guarantor involves in serious action, or such mandatory measures as attachment are taken against the substantial assets of Party A or its Guarantor;

(3)
Party A or its Guarantor provides guarantee to a third party, which produces materially adverse influences upon Party A’s or the Guarantor’s financial conditions or Party A’s capacity to fulfill its obligations hereunder;

(4)	Party A or its Guarantor winds up, reorganizes, dissolves, bankrupts, or is unlicensed;

(5)	Guarantor’s operating structure and organizational form change substantially;

(6)	The value of the collateral apparently decreases;

(7)	Party A’s legal representative, address and/or telephone number changes; or

(8)	Other significant events that affects Party A’s operating activities.

4.6	Party A warrants to maintain a reasonable financial ratio during the term of the Loan.

Article 5 Default

5.1	Each of the following events shall constitute an Event of Default as defined in this Article:

(1)	Party A misappropriates the Loan for other purpose;

(2)	Party A delays the payment of principal or interest thereon or any fees hereunder;

(3)	Party A breaches its representations and warranties made hereunder;

(4)	Party A or its Guarantor shifts away properties or illegally withdraws its capital in order to evade payment of debts;

(5)	Party A breaches any terms or conditions of this Contract;

(6)	The legal representative or chief management of Party A or its Guarantor involves in criminal cases; or

(7)	Party A delays its performance of other contract entered into with Party B or other bank or otherwise breaches such contract.

5.2	Upon occurrence of any Event of Default, Party B shall have right to take the following measures:

(1)	cease making the unused sum of the Loan to Party A’s account;

(2)	declare earlier maturity of all the principals of the Loan already granted hereunder and require Party A to immediately repay them together with interest thereon;

(3)	require Party A to provide satisfactory guarantee;

(4)	inform relevant entities of such Event of Default and release it on media; and/or

(5)	other remedies provided by laws and regulations.

5.3
If Party A fails to pay any sum of principal of the Loan in full amount in time, Party B will charge penalty for late payment against Party A at a per annum interest rate equal to 50% above the interest rate specified herein calculated upon such sum from and including the overdue date. If Party A fails to pay interest on the Loan in time, Party B will charge compound interest against Party A at the interest rate of the penalty for late payment. If Party A fails to use the Loan for such purpose as specified herein, Party B shall charge penalty for misuse of the Loan against Party A at an interest rate equal to 100% above the interest rate specified herein. Party A shall bear any and all the fees accrued from Party B’s realization of its credit (including but not limiting to fees for payment calls, action or arbitration expenses, attorney fees, account transfer fees, travel expenses, etc.).

Article 6 Other Covenants

Party A warrants that: any follow-up audit of capitals and clearance of payments in foreign currency shall be performed with/at Party B’s place. If Party A breaches this Article, Party B shall have right to claim back its loan in advance.

Article 7 Miscellaneous Provisions

7.1
Party B may transfer, fully or partially, its rights hereunder to any third party and Party A acknowledges that Party B shall not be subject to notify Party A of such transfer. If Party A is required to perform its obligations hereunder to the transferee, Party B will otherwise notify Party A thereof.

7.2	Party B shall have right to require for public notarization that is compulsorily enforceable.

7.3	All the debts of Party A hereunder shall be guaranteed by such guarantor that is acknowledged by Party B, subjecting to additional execution of a guarantee contract to be attached hereto.

7.4	The Promissory Note hereunder and relevant documents and materials confirmed by the Parties as related hereto shall be an inseparable part of this Contract.

7.5	Any dispute in relating to this Contract shall be governed by the local court in jurisdiction of Party B. This Contract shall be governed by the laws of the People’s Republic of China.

7.6
This Contract shall enter into effect after it is signed and stamped by the Parties’ respective legal representative or authorized representative. If Party A fails to withdraw any sum of the Loan within three (3) months after the Effective Date hereof, Party B shall have right to terminate this Contract.

7.7	This Contract is prepared in four copies. Party B will hold two copies and Party A will hold one copy.

Borrower (Stamp)	Lender (Stamp)

Long-e Technologies (Shenzhen) Co., Ltd.	Shenzhen Commercial Bank - Huanggang Branch

Legal or Authorized Representative:	Legal or Authorized Representative:
(Signature)	(Signature)

Date of Signature: July 18, 2007	Date of Signature: July 23, 2007

Place of Signature:	Place of Signature:

/s/ Bu Shengfu	/s/ Zhang Zhengqing